EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF

LONE MOOSE ADVENTURES, INC.

The undersigned natural person, acting as incorporator of the corporation under the Nevada Revised Statutes, adopts the following Articles of Incorporation for such corporation.

ARTICLE I

Name.  The name of the corporation is “Lone Moose Adventures, Inc.” (hereinafter, the “Corporation”).

ARTICLE II

Period of Duration.  The period of duration of the Corporation is perpetual.

ARTICLE III

Purposes and Powers.  The purpose for which the Corporation is organized is to engage in any and all lawful business.

ARTICLE IV

Capitalization.  The Corporation shall have the authority to issue 50,000,000 shares of common voting stock having a par value of one tenth of one cent ($0.001) per share.  All stock of the Corporation shall be of the same class and shall have the same rights and preferences.  Fully paid stock of the Corporation shall not be liable for further call or assessment.  The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

ARTICLE V

Initial Resident Agent.  The initial resident agent of the Corporation shall be CSC Services of Nevada, Inc., and the street address and mailing address of the initial resident agent are:  502 East John Street, Carson City, Nevada 89706.

ARTICLE VI

Directors.  The Corporation shall be governed by a Board of Directors consisting of no less than one director.  The number of directors constituting the initial Board of Directors is two and the name and street address of the persons who shall serve as directors until their successors are elected and qualified are:

Chris Glover

1438 East 8850 South

Sandy, UT  84093

Michael Brown

569 Fox Point Lane, #39F

Salt Lake City, UT  84107

ARTICLE VII

Incorporator.  The name and street address of the incorporator is:

Chris Glover

1438 East 8850 South

Sandy, UT  84093

ARTICLE VIII

Control Share Acquisitions.  The provisions of NRS 78.378 to 78.3793, inclusive, are not applicable to the Corporation.

ARTICLE IX

Indemnification of Directors and Executive Officers.  To the fullest extent allowed by law, the directors and executive officers of the Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities.

/s/ Christopher B. Glover
Chris Glover

STATE OF UTAH )
:ss
COUNTY OF SALT LAKE )

On the 28th day of November, 2001, personally appeared before me Chris Glover, who duly acknowledged to me that he is the person who signed the foregoing instrument as incorporator; that he has read the foregoing instrument and knows the contents thereof; and that the contents thereof are true of his personal knowledge.

/s/ L. Lynette Azarow
Notary Public

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

LONE MOOSE ADVENTURES, INC.

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, Lone Moose Adventures, Inc. (the “Corporation”) adopts the following Amendment to the Corporation’s Articles of Incorporation:

1:  The name of the Corporation is Lone Moose Adventures, Inc.

2:  The Articles of Incorporation have been amended as follows:

Article X (Added)

The Board of Directors shall have the authority to change the name of the corporation without shareholder approval to a name that reflects the industry or business in which the corporation’s business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the corporation that the Board of Directors, in its sole discretion, deems appropriate.

At the special meeting of stockholders held May 27, 2004, the stockholders also approved a reverse split of the corporation’s outstanding common stock on the basis of .6667 shares for each one share owned, such reverse split to be effective June 7, 2004.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation in favor of the amendment is:  589,500

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation effective May 27, 2004.

/s/ Christopher B. Glover
Christopher B. Glover

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

LONE MOOSE ADVENTURES, INC.

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, Lone Moose Adventures, Inc. (the “Corporation”) adopts the following Amendment to the Corporation’s Articles of Incorporation:

1:  The name of the Corporation is Lone Moose Adventures, Inc.

2:  The Articles of Incorporation have been amended as follows:

Article I

The name of this corporation is Southwest Casino Corporation

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation effective July 22, 2004.

/s/ Christopher B. Glover
Christopher B. Glover

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SOUTHWEST CASINO CORPORATION

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, Southwest Casino Corporation (the “Corporation”) adopts the following Amendment to the Corporation’s Articles of Incorporation:

First:  The name of the Corporation is Southwest Casino Corporation.

Second:  The following amendment to the Corporation’s Articles of Incorporation have been duly adopted by the Board of Directors and by a majority of the shareholders of the Corporation in the manner prescribed by applicable law:

(1)  Article IV is hereby amended in its entirety to read as follows:

ARTICLE IV

Capitalization:

Common.  The Corporation shall have the authority to issue 75,000,000 shares of common voting stock having a par value of one tenth of one cent ($0.001) per share.  All stock of the Corporation shall be of the same class and shall have the same rights and preferences.  Fully paid stock of the Corporation shall not be liable for further call or assessment.  The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

Preferred.  The Corporation shall have the authority to issue 30,000,000 shares of undesignated preferred stock having a par value of one tenth of one cent ($0.001) per share with such preferences and designations as determined by the Board of Directors.

Third:  The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of such amendment was 19,588,656.

Fourth:  The number of shares voted for the authorization of preferred stock as described in this amendment was 11,297,963 shares, and the number voted for the increase in the number of shares of common stock was 11,686,954, therefore the Corporation received the affirmative vote of the majority of the outstanding shares of common stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation on July 14, 2005.

/s/ Thomas E. Fox
Thomas E. Fox
President and Chief Financial Officer

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SOUTHWEST CASINO CORPORATION

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, Southwest Casino Corporation (the “Corporation”) adopts the following Amendment to the Corporation’s Articles of Incorporation:

First:  The name of the corporation is Southwest Casino Corporation.

Second:  The following amendment to the Corporation’s Articles of Incorporation have been duly adopted by the Board of Directors and by a majority of the shareholders of the Corporation in the manner prescribed by applicable law:

A new Article XI is added in its entirety as follows:

ARTICLE XI

Obligations of Certain Beneficial Owners; Rights of Redemption.

1.                                       No Person may become a Beneficial Owner of 5 percent or more of any class or series of the Corporation’s issued and outstanding Capital Stock unless that Person agrees in writing to:  (i) provide to the Corporation and all Gaming Authorities information regarding that Person, including without limitation, information regarding other gaming-related or non-gaming related activities of that Person and financial statements, including balance sheets and income statements, in the form and with any updates that may be requested by any Gaming Authority; (ii) respond to written or oral questions that may be propounded by any Gaming Authority; (iii) provide fingerprints, photographs, tax returns and any other information that may be requested by any Gaming Authority; and (iv) consent to the performance of any background investigation that may be required by any Gaming Authority, including without limitation, an investigation of any criminal record of such Person.

2.                                       Notwithstanding any other provisions of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of Preferred Stock or any other class of stock that has a preference over Common Stock with regard to dividends or upon liquidation, outstanding shares of Capital Stock held by a Disqualified Holder are subject to redemption at any time by the Corporation by action of the Board of Directors.  The terms and conditions of any such redemption are as follows:

(A)                              the redemption price of the shares to be redeemed pursuant to this Article XI equals the Fair Market Value of the shares, as defined below, or such other redemption price as required by the state or federal law under which the redemption is required;

(B)                                the redemption price of the shares may be paid in cash, Redemption Securities or any combination of cash and Redemption Securities;

(C)                                if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in a manner determined by the Board of

Directors, which may include selection first of the most recently purchased shares, selection by lot, or selection in any other manner determined by the Board of Directors;

(D)                               the record holders of the shares selected to be redeemed must be given at least 30 days written notice of the Redemption Date (unless waived in writing by any such holder), provided, that the Redemption Date may be the date on which written notice is given to record holders if the cash or Redemption Securities necessary to effect the redemption has been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(E)                                 from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature that may be held by the Beneficial Owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), cease and terminate and the Beneficial Owners are entitled only to receive the cash or Redemption Securities payable upon redemption; and

(F)                                 any other terms and conditions that the Board of Directors determines.

3.                                       Definitions.  Capitalized terms used in this Article XI have the following meanings:

“Affiliate” and “Associate” have the respective meanings ascribed to these terms in Rule 12b-2 under the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Act”).  The term “Registrant” as used in Rule 12b-2 means the Corporation.

“Beneficial Owner” means any person who, singly or together with any of that person’s Affiliates or Associates, directly or indirectly, has “beneficial ownership” of Capital Stock (as determined pursuant to Rule 13d-3 of the Act).

“Capital Stock” means any common stock, preferred stock, special stock, or any other class or series of stock of the Corporation.

“Disqualified Holder” means any Beneficial Owner of shares of Capital Stock (whether or not a Top Ten Stockholder and whether owning more or less than 5% of the then issued and outstanding Capital Stock) of the Corporation or any of its Subsidiaries, (a) who refuses upon request of the Board of Directors or any Gaming Authority to provide the Corporation or any Gaming Authorities with any information regarding that Beneficial Owner of the nature described in Section 10.1 of these Articles of Incorporation, or (b) whose holding of shares of Capital Stock may result or, when taken together with the holding of shares of Capital Stock by any other Beneficial Holder, may result, in the judgment of the Board of Directors, in (i) the disapproval, modification, or non-renewal of any contract under which the Corporation or any of its Subsidiaries has sole or shared authority to manage any gaming operations, or (ii) the disapproval, loss, modification, non-renewal or non-reinstatement of any license, franchise, approval or consent from any Gaming Authority or other governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary, which license, franchise, approval or consent is conditioned upon some or all of the holders of Capital Stock meeting certain criteria.

“Fair Market Value” of a share of Capital Stock means the lesser of (i) the cash equivalent of that person’s investment in the Corporation or (ii) the Current Market Price as of the date of the finding of unsuitability, unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Colorado Limited Gaming Commission if the Colorado Limited Gaming Commission determined that person to be unsuitable) within 60 days after the finding of unsuitability.  For purposes of this Article XI, Current Market Price means the average of the daily closing prices for the 20 consecutive trading days immediately proceeding the date of finding of unsuitability or the date the holder is determined to be a Disqualified Holder, as the case may be, or the closing price on the date immediately preceding the date of finding of unsuitability or the date the holder is determined to be a Disqualified Holder, as the case may be, whichever is higher.  For the purpose of this definition, the closing price for each day is the last reported sale price, regular way, in either case on the principal national securities exchange registered under the Securities Act of 1934, as amended, on which such Capital Stock (on an as-converted basis, if necessary) is admitted to trading or listed; or if not listed or admitted to trading on any national securities exchange, the closing price of such Capital Stock (on an as-converted basis, if necessary), or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system; or if such Capital Stock (on an as-converted basis, if necessary) is not listed or quoted on NASDAQ or any comparable system, the closing sale price, or in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for this purpose.

“Gaming Authorities” means the National Indian Gaming Commission, or any other tribal, state or other governmental authority, foreign or domestic, regulating any form of gaming that has jurisdiction over the Corporation or its Subsidiaries.

“Person” means any natural person, corporation, firm, partnership, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or any other capacity.

“Redemption Date” means the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation under this Article XI, Section 2.

“Redemption Securities” means any debt or equity securities of the Corporation, any Subsidiary of the Corporation, or any other corporation, or any combination of such debt or equity securities, that have terms and conditions approved by the Board of Directors and that, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other service to the Corporation), has a value, at the time notice of redemption is given under Article XI, Section 2, at least equal to the Fair Market Value of the shares to be redeemed under Article XI, Section 2 (assuming, in the case of publicly-traded Redemption Securities that such Redemption Securities were fully distributed and subject only to normal trading activity).

“Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation.

4.                                       Colorado Provisions.  To the extent the Corporation has gaming operations in the State of Colorado, the Corporation shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated under the Colorado Limited Gaming Act.  The issuance of any voting securities or other voting interests in violation of the Colorado Limited Gaming Act and accompanying regulations shall be void and any voting securities or other voting interests so issued shall be deemed not to be issued and outstanding until (a) the Corporation ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission, by affirmative action, validates that issuance or waives any defect in that issuance.

No voting securities or other voting interests issued by the Corporation and no interest, claim or charge therein or thereto may be transferred except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  Any transfer in violation of the Colorado Limited Gaming Act and accompanying regulations is void until (a) the Corporation ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission, by affirmative action, validates that transfer or waives any defect in that transfer.

Notwithstanding the other provisions of this Article XI, if the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this Corporation is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within 60 days after the finding of unsuitability, purchase such voting securities or other voting interests of that unsuitable person at the lesser of (i) the cash equivalent of that person’s investment in the Corporation or (ii) the Current Market Price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within 60 days after the finding of unsuitability. Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the Corporation is not required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests is not entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the Corporation entitled to vote, and (c) the Corporation will not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

Third:  The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of such amendment was 19,588,656.

Fourth:  The number of shares voted for such amendment was 11,524,164 shares; therefore the Corporation received the affirmative vote of the majority of the outstanding shares of common stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation on July 14, 2005.

/s/ Thomas E. Fox
Thomas E. Fox
President and Chief Financial Officer